Exhibit 99.1

(4)  The shares of Common Stock issuable upon conversion of the Series A Preferred Stock are held directly by the Reporting Persons as follows: 149,365 shares held by International Network Capital Corp., 149,365 shares held by International Network Capital LDC, 149,365 shares held by Beijing Technology Development Fund, 42,670 shares held by Springboard-Harper Technology Fund PTE Ltd., 1,493 shares held by Springboard-Harper Investment (Cayman) Ltd. and 106,677 shares held by Springboard-Harper Technology Fund (Cayman) Ltd. In their capacities as officers and managers of certain of the afore listed reporting entities, each of Messrs. Paul Chau, Peter Liu, Claude Legisle, David Zhang, Yung-Kuang Chu, Colin Ching, Daniel Tseung, Chun Choy Tang, Kiat Wang Seow, Chow Boon Tan, Dr. Cher Yew Ng and Ms. Jaclyn Lo may be deemed to beneficially own the shares. Each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Ching, Tseung, Tang, Seow, Tan, Dr. Ng and Ms. Lo disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(5)  The shares of Common Stock issuable upon conversion of the Series B Preferred Stock are held directly by the Reporting Persons as follows: 1,654,716 shares held by International Network Capital Global Fund, 1,103,144 shares held by International Network Capital Global Investment Limited, 97,500 shares held by Springboard-Harper Technology Fund PTE Ltd., 3,482 shares held by Springboard-Harper Investment (Cayman) Ltd. and 243,750 shares held by Springboard-Harper Technology Fund (Cayman) Ltd. In their capacities as officers and managers of certain of the afore listed reporting entities, each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Tang, Seow, Tan, Dr. Ng and Ms. Lo may be deemed to beneficially own the shares. Each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Tang, Seow, Tan, Dr. Ng and Ms. Lo disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(6)  The shares of Common Stock issuable upon conversion of the Series C Preferred Stock are held directly by the Reporting Persons as follows: 32,283 shares held by International Network Capital Global Fund, 21,522 shares held by International Network Capital Global Investment Limited, 15,219 shares held by Springboard-Harper Technology Fund PTE Ltd., 538 shares held by Springboard-Harper Investment (Cayman) Ltd. and 38,048 shares held by Springboard-Harper Technology Fund (Cayman) Ltd. In their capacities as officers and managers of certain of the afore listed reporting entities, each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Tang, Seow, Tan, Dr. Ng and Ms. Lo may be deemed to beneficially own the shares. Each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Tang, Seow, Tan, Dr. Ng and Ms. Lo disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(8)  The shares of Common Stock issued upon exercise of the warrants are held directly by the Reporting Persons as follows: 1,398 shares held by International Network Capital Global Fund, 932 shares held by International Network Capital Global Investment Limited, 659 shares held by Springboard-Harper Technology Fund PTE Ltd., 23 shares held by Springboard-Harper Investment (Cayman) Ltd. and 1,647 shares held by Springboard-Harper Technology Fund (Cayman) Ltd. In their capacities as officers and managers of certain of the afore listed reporting entities, each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Tang, Seow, Tan, Dr. Ng and Ms. Lo may be deemed to beneficially own the shares. Each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Tang, Seow, Tan, Dr. Ng and Ms. Lo disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(9)  The shares of Common Stock withheld in payment of exercise price of the warrants were held directly by the Reporting Persons as follows: 406 shares held by International Network Capital Global Fund, 271 shares held by International Network Capital Global Investment Limited, 192 shares held by Springboard-Harper Technology Fund PTE Ltd., 7 shares held by Springboard-Harper Investment (Cayman) Ltd. and 479 shares held by Springboard-Harper Technology Fund (Cayman) Ltd. In their capacities as officers and managers of certain of the afore listed reporting entities, each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Tang, Seow, Tan, Dr. Ng and Ms. Lo may be deemed to beneficially own the shares. Each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Tang, Seow, Tan, Dr. Ng and Ms. Lo disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(10)  The shares of Common Stock sold were held directly by the Reporting Persons as follows: 29,938 shares held by International Network Capital Corp., 29,938 shares held by International Network Capital LDC, 29,938 shares held by Beijing Technology Development Fund, 378,496 shares held by International Network Capital Global Fund, 252,332 shares held by International Network Capital Global Investment Limited, 33,639 shares held by Springboard-Harper

Technology Fund PTE Ltd., 85,292 shares held by Springboard-Harper Technology Fund (Cayman) Ltd. and 25,054 shares held by WI Harper Group, Inc. In their capacities as officers and managers of certain of the afore listed reporting entities, each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Ching, Tseung, Tang, Wang Seow, Tan, Dr. Yew Ng and Ms. Lo may be deemed to beneficially own the shares. Each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Ching, Tseung, Tang, Seow, Tan, Dr. Ng and Ms. Lo disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.